UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2012

Yadkin Valley Financial Corporation
(Exact Name of Registrant As Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993

(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, NC	28621

(Address of Principal Executive Offices)	(Zip Code)

(336) 526-6300
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On March 15, 2012, the Board of Directors of Yadkin Valley Financial Corporation (the "Company") approved the Company's 2012 Restricted Stock Incentive Plan for Key Employees (the "Plan"). The Plan describes the terms pursuant to which the Company will issue shares of restricted stock to key employees. The Plan does not itself create any rights on behalf of any employee to receive restricted stock. The Plan contemplates two tranches of equity awards in the form of performance-vested restricted stock, which awards will be granted under the Company's 2008 Omnibus Stock Ownership and Long Term Incentive Plan. The granting of these awards is performance driven, based on earnings per share growth and asset quality.

The Plan's term is for four years and the total award pool available for issuance is 500,000 shares for performance in fiscal years 2012 and 2013. To become vested in a restricted stock award, the participant must satisfy both performance and continuous service requirements. Each restricted stock award will be earned based on the attainment of certain performance criteria and will become vested upon the completion of two additional years of service after the earned date. Restricted stock agreements, the terms of which will govern the applicable grant, will be entered into in connection with any equity award granted as contemplated by the Plan. An individual participant is eligible to earn up to a maximum of 125% of the initial grant of shares of restricted stock if the criteria described above are met not to exceed a total of 500,000 shares in the aggregate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

By:/s/ Jan H. Hollar
Name:    Jan H. Hollar
Title:    Chief Financial Officer

Dated: March 21, 2012